UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2007 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 7.01	Regulation FD Disclosure.

Nu Skin Enterprises will be holding an Investor Luncheon at its Global Convention on Thursday September 6th beginning at approximately 2:15 p.m. (EDT). Members of executive management, including the Presidents from the China, Japan, United States and South Korea markets will address the audience and provide an update on the business as well as discuss key strategies and initiatives. A small question and answer period will take place following the prepared remarks.

Additionally, the company will provide an overview of the new products set to launch at the global convention.

The company will provide a live webcast of the event. Those wishing to access the live webcast of the event can do so by visiting the investor section of the company’s Web site at http://www.nuskinenterprises.com. A replay of the webcast will also be made available for two weeks following the event, by using the same URL. The slides from the presentation will also be available on the investor section of the company’s Web site.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date:    September 6, 2007